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                                                                   EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

Dear Sirs
Telewest Communications plc
Consent of Independent Accountants

  We consent to the inclusion in this Registration Statement on Form S-4 of our name in the form and context in which it is included and reference to our firm under the caption "Experts".

Robson Rhodes

London, England
16 June 1998